Exhibit 99

                Saul Centers, Inc.

Schedule of Current Portfolio Properties

                  March 31, 2004

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)	Percentage Leased		Anchor /Significant Tenants
					Mar-2004	Mar-2003
Shopping Centers

Ashburn Village	Ashburn, VA	211,327	1994 / 00 / 01/02	26.4	100%	98%	Giant Food, Reston Hospital Center, Blockbuster, Long & Foster

Beacon Center	Alexandria, VA	352,915	1972 (1993/99)	32.3	100%	100%	Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot

Belvedere	Baltimore, MD	54,941	1972	4.8	100%	95%	Food King

Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	90%	n/a	Publix, Blockbuster

Boulevard	Fairfax, VA	56,350	1994 (1999)	5.0	100%	100%	Danker Furniture, Petco, Panera Bread, Party City

Broadlands Village	Loudoun County, VA	104,492	2003	24.0	100%	n/a	Safeway

Clarendon	Arlington, VA	6,940	1973	0.5	100%	100%

Clarendon Station	Arlington, VA	4,868	1996	0.1	100%	100%

Countryside	Loudoun County, VA	141,696	2004	16.0	95%	n/a	Safeway, CVS

Cruse MarketPlace	Forsyth County, GA	78,686	2004	10.6	95%	n/a	Publix

Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%

French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	96%	94%	Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear, Lakeshore Learning Center, BridesMart, Staples, Dollar Tree

Germantown	Germantown, MD	26,241	1992	2.7	100%	82%

Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food

The Glen	Lake Ridge, VA	112,229	1994	14.7	100%	87%	Safeway Marketplace

Great Eastern	District Heights, MD	255,398	1972 (1995)	23.9	100%	100%	Giant Food, Pep Boys, Big Lots, Run N' Shoot

Hampshire Langley	Langley Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Blockbuster

Kentlands Square	Gaithersburg, MD	109,922	2002	11.5	100%	100%	Lowe's

Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	100%	96%	Party Depot, CVS Pharmacy, Kinko's, Hollywood Video

Lexington Mall	Lexington, KY	314,535	1974	30.0	58%	58%	Dillard's

Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	98%	98%	SuperFresh, Rite Aid, Blockbuster, Ace Hardware

Olde Forte Village	Ft. Washington, MD	160,990	2003	16.0	66%	n/a	Safeway

Olney	Olney, MD	53,765	1975 (1990)	3.7	100%	100%	Rite Aid

Ravenwood	Baltimore, MD	85,958	1972	8.0	100%	95%	Giant Food, Hollywood Video

Exhibit

                Saul Centers, Inc.

Schedule of Current Portfolio Properties

                  March 31, 2004

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Mar-2004	Mar-2003
Shopping Centers (continued)

Seven Corners	Falls Church, VA	560,998	1973 (1994-7)	31.6	99%	99%	Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes

Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	100%	Super H Mart, Blockbuster

Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	100%	95%	Giant Food, Home Depot, Circuit City, Michaels, Marshalls, PetSmart, Value City Furniture

Southside Plaza	Richmond, VA	341,891	1972	32.8	95%	93%	CVS Pharmacy, Community Pride Supermarket, Maxway

South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	98%	100%	MacFrugals, Pep Boys, The Emory Clinic, Maxway

Thruway	Winston-Salem, NC	354,511	1972 (1997)	30.5	88%	93%	Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein Mart, Eckerd Drugs, Borders Books, Blockbuster

Village Center	Centreville, VA	143,109	1990	17.2	100%	99%	Giant Food, Tuesday Morning, Blockbuster

West Park	Oklahoma City, OK	76,610	1975	11.2	72%	57%	Drapers Market, Family Dollar

White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5	100%	99%	Giant Food, Sears, Rite Aid, Blockbuster

	Total Shopping Centers	5,684,833		517.4	94.4%	94.1%

Office Properties

Avenel Business Park	Gaithersburg, MD	388,684	1981-2000	37.1	92%	99%	General Services Administration, VIRxSYS, Boston Biomedica, Broadsoft, Arrow Financial, Quanta Systems

Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4	93%	93%	Compass Group, Roxtec, Outdoor Inovations, Auto Panels Plus, Gofit, Freedom Express

601 Pennsylvania Ave	Washington, DC	226,604	1973 (1986)	1.0	100%	66%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Pharmaceutical Care Mgmt Assn, Freedom Forum, Capital Grille

Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2	87%	92%	INTELSAT, Team Video Intl, Office Depot, Pier 1

Washington Square	Alexandria, VA	234,775	1975 (2000)	2.0	93%	90%	Vanderweil Engineering, World Wide Retail Exch., EarthTech, Thales, New American Schools, Trader Joe's, Kinko's, Talbot's, Blockbuster

	Total Office Properties	1,203,691		61.7	93.4%	88.9%

	Total Portfolio	6,888,524		579.1 (a)	94.2%	93.1%

(a)	The Company purchased 13 acres of vacant land in Frederick, Maryland which is being developed as Shops at Monocacy. The 102,000 square foot shopping center is under construction, is approximately 60% preleased and is expected to be operational November 2004. The Company purchased 3.4 acres of vacant land which is being developed as Kentlands Place, a 41,300 Square foot retail/office property adjacent to Kentlands Square shopping center.

The Company also purchased 19 acres of vacant land in the Lansdowne community in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington, Virginia, as future development and redevelopment properties.

Exhibit